UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2020

NEUROCRINE BIOSCIENCES, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	0-22705	33-0525145
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12780 El Camino Real, San Diego, California		92130
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 617-7600

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	NBIX	Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.	Results of Operations and Financial Condition.

On February 4, 2020, Neurocrine Biosciences, Inc. announced its financial results for the fourth quarter and year ended December 31, 2019. The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On February 1, 2020, the Board of Directors (the “Board”) of Neurocrine Biosciences, Inc., a Delaware corporation (“Neurocrine”), upon the recommendation of its Nominating / Corporate Governance Committee, appointed Shalini Sharp as a member of the Board and the Audit Committee, effective immediately. Ms. Sharp has been appointed as a Class II director to serve until Neurocrine’s 2022 annual meeting of stockholders.

Ms. Sharp, age 45, is the Chief Financial Officer and Executive Vice President of Ultragenyx Pharmaceutical Inc. (“Ultragenyx”), a biopharmaceutical company, holding the position of Chief Financial Officer since May 2012 and the position of Executive Vice President since January 2016. Between May 2012 and January 2016, Ms. Sharp served as a Senior Vice President of Ultragenyx. Prior to Ultragenyx, Ms. Sharp served in various executive capacities, and ultimately as Chief Financial Officer, of Agenus Inc. (“Agenus”), a biotechnology company, from August 2003 until May 2012. Prior to Agenus, Ms. Sharp held strategic planning and corporate finance roles and ultimately served as chief of staff to the chairman of the board at Elan Pharmaceuticals (“Elan”), a biotechnology company, from August 1998 to August 1999 and September 2001 to August 2003. Prior to Elan, Ms. Sharp was a management consultant at McKinsey & Company and an investment banker at Goldman Sachs, specializing in pharmaceuticals and medical devices. Ms. Sharp served as a board member of Array BioPharma Inc. from April 2017 until its acquisition in July 2019. She has also been a board member of Precision Biosciences Inc. and Sutro Biopharma, Inc. since 2018. She previously served as a board member of Agenus Inc. between May 2012 and June 2018. Ms. Sharp holds a B.A. and an M.B.A. from Harvard University.1

In connection with her service on the Board, Ms. Sharp will receive a $50,000 annual cash retainer, and she was granted a nonstatutory stock option to purchase 15,000 shares of the Company’s common stock. The stock option has an exercise price equal to the closing price of the Company’s common stock on January 31, 2020, is subject to a ten-year term and vests monthly over the three-year period following the date of grant. Ms. Sharp will also be reimbursed for expenses incurred in connection with performing her duties as a director of the Company. Ms. Sharp has executed Neurocrine’s standard Indemnity Agreement for executive officers and directors. The Company is not aware of any transaction involving Ms. Sharp requiring disclosure under Item 404(a) of Regulation S-K.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On February 1, 2020, the Board amended Section 3.2 of Neurocrine’s Bylaws, as amended (the “Bylaws”), to provide that the Board shall consist of nine members. Prior to the amendment, Section 3.2 of Neurocrine’s Bylaws provided that the Board shall consist of eight members. The vacancy created by the amendment to the Bylaws was filled by the appointment of Ms. Sharp as described in Item 5.02(d) above. A copy of the amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
Exhibit	Description

3.1	Certificate of Amendment of Bylaws

99.1	Press Release dated February 4, 2020

104	Cover Page Interactive Data File

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEUROCRINE BIOSCIENCES, INC.

Date: February 4, 2020	/s/ Matthew C. Abernethy
Matthew C. Abernethy
Chief Financial Officer